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                                                                    Exhibit 99.F

                                                                  EXECUTION COPY




                                                                    May 24, 2001






Miravant Medical Technologies,
   336 Bollay Drive,
      Santa Barbara, California 93117,
         Attention:  Gary S. Kledzik.


                  We refer to (i) that certain Registration Rights Agreement, dated as of February 18, 1999 (the "REGISTRATION RIGHTS AGREEMENT"), between Miravant Medical Technologies, a Delaware corporation (the "COMPANY"), and Pharmacia Treasury Services AB (formerly Pharmacia & Upjohn Treasury Services
AB), a Swedish corporation (collectively with its affiliates, the "PURCHASER"),
(ii) that certain Warrant Agreement, dated as of February 18, 1999, between the Company and the Purchaser (the "ORIGINAL WARRANT AGREEMENT") and (iii) that certain letter agreement, of even date herewith, between the Company and the Purchaser amending the Original Warrant Agreement (together with the Original Warrant Agreement, the "WARRANT AGREEMENT"). Terms used but not defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement and the Warrant Agreement.

                  1. The following definition in the Registration Rights Agreement are hereby amended in its entirety as follows:

                           "SECURITIES" means shares of common stock of the Company, par value $.01 per share (the "COMMON STOCK") and warrants to purchase Common Stock ("WARRANTS") issued to the Purchaser in connection with

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         the Equity Investment Agreement or the Warrant Agreement, as amended, modified or supplemented from time to time.

                  2. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.


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                  Please acknowledge your acceptance of the foregoing by
executing below.


                                          Sincerely,

                                          PHARMACIA TREASURY SERVICES AB


                                          By:  /s/ Don W. Schmitz
                                             ---------------------------
                                             Title: Vice President,
                                                    Associate General
                                                    Counsel and
                                                    Corporate Secretary


                                          By:  /s/ Camilla Uden
                                             ---------------------------
                                             Title: Assistant Treasurer


Acknowledged and accepted:

MIRAVANT MEDICAL TECHNOLOGIES


By:  /s/Gary S. Kledzik, Ph.D.
   ---------------------------
    Title:  Chairman and CEO


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